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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016 (May 23, 2016)

MINES MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Idaho (State or other jurisdiction of incorporation)	001-32074 (Commission File Number)	91-0538859 (IRS Employer Identification No.)

905 W. Riverside Avenue, Suite 311 Spokane, Washington (Address of Principal Executive Offices)	99201 (Zip Code)

Registrant's telephone number, including area code: (509) 838-6050

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.    Entry Into A Material Definitive Agreement.

Agreement and Plan of Merger

        On May 23, 2016, Mines Management, Inc., an Idaho corporation (the "Company"), Hecla Mining Company, a Delaware corporation ("Hecla"), and HL Idaho Corp., an Idaho corporation and a direct wholly-owned subsidiary of Hecla ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, each outstanding share of the Company's common stock, par value $0.001 per share ("Company Common Stock"), will be exchanged for 0.2218 shares of Hecla's common stock, par value $0.25 per share ("Hecla Common Stock"), and Merger Sub will merge with and into the Company (the "Merger") with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of Hecla. The Board of Directors and an independent committee of the Board of Directors of the Company have recommended that the Company's stockholders approve the Merger.

        The Merger Agreement contains customary and, in some cases, reciprocal representations and warranties by the Company and Hecla that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered by Hecla and the Company to each other in connection with the Merger Agreement. The representations and warranties in the Merger Agreement do not survive the closing of the Merger Agreement.

        Consummation of the Merger is subject to the satisfaction or waiver of customary specified conditions, including the Company's stockholders approving the Merger Agreement, the Merger and the transactions contemplated thereby and the registration with the Securities and Exchange Commission ("SEC") of the Hecla Common Stock.

        The Merger Agreement may be terminated in certain circumstances prior to the closing, including by either party if the Company fails to obtain stockholder approval of the Merger Agreement and the Merger or the Merger is not consummated prior to August 15, 2016.

        A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary of the material terms of the Merger Agreement does not purport to be a complete description thereof and is qualified in its entirety by the full text of the Merger Agreement. The Merger Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. In particular, the assertions embodied in representations and warranties by the Company and Hecla contained in the Merger Agreement are qualified by information in the disclosure schedules provided by the Company and Hecla in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Hecla, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company and Hecla.

Additional Information

        The Company and Hecla intend to prepare and file with the SEC a proxy statement/prospectus and a form of proxy relating to the Company's meeting of stockholders to be held to approve the Merger. Hecla intends to prepare and file with the SEC a registration statement on Form S-4, which will include the Company's proxy statement and also constitute Hecla's prospectus in connection with the proposed Merger. The Company will mail a definitive proxy statement/information statement and related materials to its stockholders. The Company's stockholders and other interested persons are advised to read, when available, the proxy statement/information statement in connection with the

Company's solicitation of proxies for its special meeting of stockholders to be held to approve the Merger because the proxy statement/information statement will contain important information about the Company and the proposed Merger. The proxy statement/information statement will be mailed to the Company's stockholders as of a record date to be established for voting on the Merger. Stockholders of Hecla will also be able to obtain copies of the proxy statement/information statement, without charge, once available, at the SEC's Internet site at www.sec.gov or by directing a request to Hecla's Investor Relations Department at Hecla Mining Company, Investor Relations, 1-800-HECLA91 (1-800-432-5291), hmc-info@hecla-mining.com.

Participants in the Solicitation

        The Company, Hecla, and their respective directors and officers may be deemed participants in the solicitation of proxies from the Company's stockholders with respect to the Merger described in the proxy statement/prospectus. A list of the names of Hecla's directors and officers and a description of their interests in Hecla is contained in Hecla's annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC, and will also be contained in the registration statement on Form S-4 (and the proxy statement/prospectus for the proposed Merger) for the special meetings when available. A list of the names of the directors and officers of the Company and a description of their interests in the Company will be contained in the registration statement on Form S-4 (and will be included in the proxy statement for the proposed Merger) and the other relevant documents filed with the SEC.

Term Loan and Security Agreement

        On May 23, 2016, the Company, Newhi Inc., Montanore Minerals Corp. ("MMC"), Montmin Resources Corp. ("MRC"), and Montanore Minerals Wisconsin Corp. ("MMWC" and together with MMC and MRC, the "Guarantors"), entered into a Term Loan and Security Agreement with Hecla, as lender (the "Term Loan Agreement"). The Term Loan Agreement provides for a $2.3 million secured term loan facility (the "Term Facility"). Loans under the Term Facility bear interest at a rate equal to the LIBOR rate plus five percent (5%). The Term Facility matures on the earlier of August 15, 2016 and the date the Merger is completed. In addition, the Term Facility becomes due and payable in full upon a Change of Control or Event of Default (as such terms are defined in the Term Loan Agreement) or if the Merger Agreement is terminated for any reason other than a breach of the Merger Agreement by Hecla.

        The Company and each of the Guarantors are jointly and severally liable for the obligations owing under the Term Facility, and all of the obligations of the Company under the Term Loan Agreement are guaranteed by the Guarantors. The Term Facility is secured, subject to certain permitted liens, by a security interest in substantially all of the Company's assets, including the Montanore Project. The Term Facility contains certain typical representations and warranties and affirmative and negative covenants, including, in the case of negative covenants, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, liens and dividends and other distributions.

        The summary of the Term Loan Agreement is qualified in its entirety by reference to the Term Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

        The information disclosed in Item 1.01 of this report relating to the Term Loan and Security Agreement and the material terms thereof is incorporated herein by reference to this Item 2.03.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On May 23, 2016, the Company entered into amendments to the employment agreements with each of Glenn Dobbs, Douglas Dobbs, and Nicole Altenburg. The amendments provide that upon a change in control transaction any severance due to the employee can be paid, at the option of the Company, in Company Common Stock or the stock of an entity that acquires control of the Company as a result of the change in control transaction. The summary of the amendments is qualified in its entirety by reference to the amendments to the employment agreements filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On May 23, 2016, the Company's Board of Directors approved the Second Amendment (the "Amendment") to the Bylaws of the Company (the "Bylaws"). Pursuant to the Amendment, a new Article VII was added to the Bylaws to expressly elect not to be subject to the provisions of the Idaho Control Share Acquisition Law, codified as Chapter 16 of Title 30 of the Idaho Code.

        The Amendment became effective upon its approval by the Board of Directors. The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01.    Other Events.

        As of May 26, 2016, approximately 2,635 shares of the Company's Series B 6% Convertible Purchased Stock ("Company Preferred Stock") have been converted into approximately 3,350,000 shares of Company Common Stock since March 31, 2016. As of May 26, 2016, approximately 458 shares of Company Preferred Stock remain outstanding which are convertible into approximately 582,500 shares of Company Common Stock.

Item 9.01.    Financial Statements and Exhibits.

        (d) Exhibits.

Exhibit No.		Description
2.1	*	Agreement and Plan of Merger, dated as of May 23, 2016, between Mines Management, Inc., Hecla Mining Company, and HL Idaho Corp.
3.1		Second Amendment to Bylaws of Mines Management, Inc.
10.1
Term Loan and Security Agreement, dated as of May 23, 2016, between Mines Management, Inc., Montanore Minerals Corp., Montmin Resources Corp., Montanore Minerals Wisconsin Corp., Newhi, Inc., and Hecla Mining Company.
10.2		First Amendment to Amended and Restated Employment Agreement, dated as of May 23, 2016, between Mines Management, Inc. and Glenn Dobbs.
10.3		First Amendment to Amended and Restated Employment Agreement, dated as of May 23, 2016, between Mines Management, Inc. and Douglas Dobbs.
10.4		First Amendment to Employment Agreement, dated as of May 23, 2016, between Mines Management, Inc. and Nicole Altenburg.

*
Pursuant to Item 6.01(b)(2) of Regulation S-K, the Company has omitted certain schedules to the exhibit. The Company agrees to supplementally furnish a copy of any omitted schedule to the SEC upon request.

 SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: May 27, 2016

Mines Management, Inc.
By:	/s/ GLENN M. DOBBS Glenn M. Dobbs Chief Executive Officer

 EXHIBIT INDEX

Exhibit No.		Description
2.1	*	Agreement and Plan of Merger, dated as of May 23, 2016, between Mines Management, Inc., Hecla Mining Company, and HL Idaho Corp.
3.1		Second Amendment to Bylaws of Mines Management, Inc.
10.1
Term Loan and Security Agreement, dated as of May 23, 2016, between Mines Management, Inc., Montanore Minerals Corp., Montmin Resources Corp., Montanore Minerals Wisconsin Corp., Newhi, Inc., and Hecla Mining Company.
10.2		First Amendment to Amended and Restated Employment Agreement, dated as of May 23, 2016, between Mines Management, Inc. and Glenn Dobbs.
10.3		First Amendment to Amended and Restated Employment Agreement, dated as of May 23, 2016, between Mines Management, Inc. and Douglas Dobbs.
10.4		First Amendment to Employment Agreement, dated as of May 23, 2016, between Mines Management, Inc. and Nicole Altenburg.

*
Pursuant to Item 6.01(b)(2) of Regulation S-K, the Company has omitted certain schedules to the exhibit. The Company agrees to supplementally furnish a copy of any omitted schedule to the SEC upon request.

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  Item 1.01. Entry Into A Material Definitive Agreement.
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX